Exhibit 99.1

 Innovative, sustainable packaging InsulShield and Evergrow™        Westrock Credit Suisse Annual Basic Materials Conference September 13, 2021

 2  Forward Looking Statement  Forward Looking Statements:This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slide entitled “Business Update” that gives guidance or estimates for future periods. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “potential” and “forecast,” and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, (i) that we expect approximately $50 million of negative earnings impact in Q4 compared to our prior guidance, including that OCC costs are expected to be approximately $20 per ton higher and one-time disruptions at our Hopewell and Florence mills will negatively impact earnings by $17 million and (ii) higher costs, supply chain challenges and mill disruptions are driving Q4 earnings near the low end of our guidance range. WestRock’s businesses are subject to a number of risks that would affect any such forward-looking statements, including, among others, developments related to the COVID-19 pandemic, including the severity, magnitude and duration of the pandemic, negative global economic conditions arising from the pandemic, impacts of governments’ responses to the pandemic on our operations, impacts of the pandemic on commercial activity, our customers and consumer preferences and demand, supply chain disruptions, and disruptions in the credit or financial markets; decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as hurricanes or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management’s assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2020. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.Non-GAAP Financial Measures:We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies.We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of the investment decision.

WESTROCK IS A LEADER IN **DIFFERENTIATED, SUSTAINABLE, FIBER-BASED** PACKAGING SOLUTIONS

Q3 SALES MIX BY END MARKET[1]


DISTRIBUTION, INDUSTRIAL & OTHER
FOOD & BEVERAGE
31%
47%
PACKAGING SALES
71%
OF TOTAL SALES
+15% YOY
11%
11%
BEAUTY & HEALTHCARE
RETAIL & E-COMMERCE


SPECIALTY SBS, EXPORT CONTAINERBOARD & OTHER
31%
PAPER SALES
29%
OF TOTAL SALES
+10% YOY
69%
DOMESTIC CONTAINERBOARD, KRAFT PAPER, FOOD AND BEVERAGE

KEY HIGHLIGHTS

- $18 billion in annual revenue[2]
- Broadest portfolio of sustainable paper grades and packaging solutions
- Leading position in attractive and diverse end markets
  beverage, e-commerce, food, foodservice, healthcare and more
- Strategy to reduce exposure to lower margin specialty SBS and export containerboard markets
- Enterprise sales growth with customers driving ~$8 billion, greater than 40% of annual revenue[2]

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix
2) TTM as of 6/30/2021

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 4  Strategic priorities    EXECUTE DISCIPLINED CAPITAL ALLOCATION  LEVERAGE THE power of the enterprise  Lead in sustainability  Accelerate innovation  profitable growth + value creation

   5  evergrow®Sustainable produce solution  Cluster-wing™kraft Heinz uk  Pizza box recyclingdomino’s  EnShield® Barrier-coated paperboardkfc’s secret-recipe fries  liquiboxe-commerce solution for liquid products    canCollar®Coca-Cola Company  Innovative, sustainable fiber-based packaging

BUSINESS UPDATE

- Flow through of previously published price increases occurring as expected
  - Additional price increases across all grades published in August
- Backlogs remain strong across all businesses
- Supply chain disruptions continue to impact our customers and our operations
- Tight labor markets and COVID-19 cases negatively impacting production at converting facilities
- Approximately $50 million of negative earnings impact compared to Q4 guidance
  - OCC approximately $20 per ton higher
  - Wet weather driving additional increases in virgin fiber costs
  - One-time mill disruptions at Hopewell and Florence negatively impact Q4 earnings by $17 million

Higher costs, supply chain challenges and mill disruptions drive earnings near low end of Q4 guidance range

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 Appendix  8

 9  Reconciliation of Packaging Solutions & external paper Sales to Consolidated Net Sales

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